UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
October 22, 2009
ODYSSEY RE HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-16535 (Commission File Number)	52-2301683 (I.R.S. Employer Identification No.)
300 First Stamford Place
Stamford, Connecticut 06902
(Address of Principal Executive Offices) (Zip Code)
(203) 977-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     Pursuant to the terms of the previously announced offer (the “Offer”) by Fairfax Investments USA Corp. (“Purchaser”), a wholly-owned subsidiary of Fairfax Financial Holdings Limited (“Fairfax”), to purchase all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Odyssey Re Holdings Corp. (the “Company”), other than Shares owned by Fairfax and its subsidiaries, at a price of $65.00 per Share, net to the seller in cash, without interest and less any applicable withholding of taxes, the Offer expired at 12:00 midnight, New York City time, on October 21, 2009. Fairfax announced on October 22, 2009 that, according to BNY Mellon Shareowner Services, the Depositary for the Offer, as of the expiration of the Offer, a total of approximately 14,335,361 Shares had been tendered, which includes approximately 967,013 Shares subject to guaranteed delivery. The tendered Shares represent approximately 89% of the outstanding Shares not owned by Fairfax and, together with the Shares already owned by Fairfax, approximately 97% of the 58,450,127 outstanding Shares.
     Fairfax has announced that it has accepted for payment all Shares that were validly tendered in the Offer, and that payment for such Shares will be made promptly in accordance with the terms of the Offer.
     The number of Shares tendered pursuant to the Offer satisfies the non-waivable condition that there be validly tendered and not withdrawn a number of Shares that constitute at least a majority of the outstanding Shares as of the date the Shares are accepted for payment pursuant to the Offer (excluding the Shares beneficially owned by Fairfax and its subsidiaries, and the directors and executive officers of Fairfax, Purchaser and the Company).
     Fairfax has further confirmed that, pursuant to the requirements of the merger agreement entered into between the Company, Fairfax and Purchaser dated September 18, 2009, after it completes its purchase of the tendered Shares, it will cause a short-form merger under Delaware law pursuant to which Fairfax will become the owner of 100% of the common stock of the Company. In the merger, all Shares held by the remaining stockholders of the Company (other than Shares owned by Fairfax and its subsidiaries) will be cancelled and, subject to appraisal rights, converted into the right to receive $65.00 per Share in cash. Fairfax has announced that it expects the merger to be completed within the next several business days or as soon as is practicable thereafter. Following the effective time of the merger, it is expected that the Shares will cease to be traded on the New York Stock Exchange.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2009	ODYSSEY RE HOLDINGS CORP. (Registrant)
	By:	/s/ Donald L. Smith
		Name:	Donald L. Smith
		Title:	Senior Vice President, General Counsel and Corporate Secretary